UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2020

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	WRE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2020, Washington Real Estate Investment Trust (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”) in connection with a private placement of senior unsecured notes. Under the Note Purchase Agreement, the Company will sell to the Purchasers $350,000,000 aggregate principal amount of 3.44% Senior Notes due December 29, 2030 (the “Notes”). The closing and funding of the Notes is expected to occur on or about December 29, 2020, with the ability for the Company to elect for such closing and funding to occur earlier, subject to customary closing conditions and prior notice.

The Notes are scheduled to mature on December 29, 2030. Accrued interest on the Notes at the fixed rate of 3.44% will be payable semiannually on the fifteenth day of January and July in each year until maturity, with the first payment occurring on July 15, 2021. The Company may prepay the Notes at any time, in whole or in part (in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment), at a redemption price equal to 100% of the principal amount thereof plus accrued but unpaid interest to the redemption date plus a make-whole amount that is calculated by discounting the value of the remaining scheduled interest payments that would otherwise be payable through the scheduled maturity date of the applicable Notes on the principal amount being prepaid. If such prepayment occurs within 90 days of maturity, no make-whole amount is required to be paid.

The Notes will be senior unsecured obligations of the Company and will rank equal in right to payment with all other senior unsecured indebtedness of the Company. Under the terms of the Note Purchase Agreement, the Company will apply the proceeds of the sale of the Notes hereunder to finance or refinance recently completed and future green building and energy efficiency, sustainable water and wastewater management and renewable energy projects (“Eligible Green Projects”) and, pending allocation to such Eligible Green Projects, such net proceeds may be used to repay borrowings outstanding on the Company’s revolving credit facilities or term loans and may be held in cash and cash equivalents.

Under the terms of the Note Purchase Agreement, if at any time any subsidiary of the Company guarantees or otherwise becomes liable for the repayment of any indebtedness under (i) that certain Amended and Restated Credit Agreement dated as of March 29, 2018 by and among the Company, Wells Fargo Bank, National Association, as administrative agent and the other lender parties thereto (the “Credit Agreement”), (ii) that certain Indenture, dated as of August 1, 1996, between the Company and The Bank of New York Trust Company, N.A., as supplemented by that certain Supplemental Indenture dated July 3, 2007, (iii) that certain Term Loan Agreement, dated as of May 6, 2020, among the Company, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent (the “Term Loan”) or (iv) any other material credit facility involving debt commitments or obligations in the amount of $150,000,000 or more, subject to certain exceptions, such subsidiary shall also become a guarantor of the Notes.

The Note Purchase Agreement contains customary financial covenants, including a maximum total leverage ratio, a maximum secured leverage ratio, a minimum fixed charge coverage ratio, a minimum unencumbered interest coverage ratio, and a maximum unencumbered leverage ratio. The Note Purchase Agreement also contains restrictive covenants that, among other things, restrict the ability of the Company and its subsidiaries to enter into transactions with affiliates, consolidate or merge or transfer or lease all or substantially all of its assets, create liens, make dividends and distributions if an event of default exists, or substantially change the general nature of the Company’s business. Such financial and restrictive covenants are substantially similar to the corresponding covenants contained in the Credit Agreement and Term Loan.

The Note Purchase Agreement contains customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of certain covenants and bankruptcy events. In the case of an event of default, the Company will generally be prohibited from paying any dividends, subject to certain exceptions including payment of dividends necessary to maintain REIT status, and the Purchasers may, among other remedies, accelerate the payment of all obligations. In the event of a change in control of the Company, the Company must offer to prepay the Notes at par.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States or any other jurisdiction absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the forms of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On October 5, 2020, the Company issued a press release announcing its entry into the Note Purchase Agreement described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of September 29, 2020, by and amount Washington Real Estate Investment Trust and the other parties named therein as Purchasers.
99.1	Press Release dated October 5, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer

October 5, 2020
(Date)